Exhibit 10.1

This exhibit is an English only version of the document. The original document contains Chinese translations of the English text.

SUPPORT AGREEMENT

January 11, 2011

WUHAN IRON AND STEEL (GROUP) CORPORATION (the “Shareholder”)

In consideration of Consolidated Thompson Iron Mines Limited (“Consolidated Thompson”) and Cliffs Natural Resources Inc. (“Cliffs”) entering into an arrangement agreement dated the date hereof, a copy of which is attached hereto as a schedule (the “Arrangement Agreement”) pursuant to which Cliffs or one of its Subsidiaries will acquire all the outstanding shares of Consolidated Thompson (the “Transaction”) pursuant to a plan of arrangement involving Consolidated Thompson for a price of C$17.25 per share in cash (the “Consideration”), this support agreement (this “Agreement”) sets out the terms on which the Shareholder undertakes to support the Transaction and to take certain actions and do certain things in respect of the Transaction. This Agreement shall take effect on the date when the Arrangement Agreement is entered into and shall terminate as provided herein.

1.	Representations and Warranties of Cliffs

Cliffs hereby represents and warrants to the Shareholder (and acknowledges that the Shareholder is relying upon such representations and warranties) that:

(a). Cliffs has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Cliffs and, assuming the due authorization, execution and delivery by the Shareholder, this Agreement constitutes the legal, valid and binding obligation of Cliffs, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity;

(b).Cliffs is a corporation validly subsisting and has all necessary corporate power and authority to execute and deliver this Agreement resulting from its acceptance hereof and to perform its obligations hereunder;

(c) neither the execution and delivery of this Agreement by Cliffs, the consummation by Cliffs of the transactions contemplated hereby nor the compliance by Cliffs with any of the provisions hereof will:

(i) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) (or give rise to any third party right of purchase or right of first refusal) under any provision of any of the constating documents of Cliffs or under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, contract, licence, agreement, lease, permit or other instrument or obligation to which Cliffs is a party or by which Cliffs or any of its properties or assets may be bound or subject; or

(ii) violate or conflict with any judgement, order, notice, decree, statute, Law, ordinance, rule or regulation applicable to Cliffs or any of its properties or assets.

2.	Covenants of Cliffs

Cliffs shall not, without the prior written consent of the Shareholder enter into an amendment of the Arrangement Agreement: (i) increasing or in any way making the conditions to the closing of the Transaction more onerous or burdensome; or (ii) decrease the Consideration; (iii) change the form of Consideration (other than to add additional consideration); or (iv) decrease the number of shares of Consolidated Thompson that Cliffs will acquire pursuant to the Transaction, or (v) otherwise materially vary the Transaction (or any terms or conditions thereof) in either case, in a manner which is adverse to the Shareholder or its subsidiaries (together the “WISCO Group”).

3.	Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to Cliffs (and acknowledges that Cliffs is relying upon such representations and warranties) that:

(a)

the Consolidated Thompson Shares set forth on Schedule A to this Agreement include all common shares in the capital of Consolidated Thompson (“Consolidated Thompson Shares”) held of record, beneficially owned by, or for which voting or dispositive power is granted to the Shareholder or to any trust or associate thereof for the benefit of the Shareholder as of the date hereof (such securities, together with any securities of Consolidated Thompson beneficially owned by the Shareholder, or for which voting or dispositive power is granted to the Shareholder or to any trust or associate thereof for the benefit of the Shareholder, in each case after of the date hereof, the “Owned Securities”). The Shareholder or its wholly-owned subsidiary is the legal and/or beneficial owner (as indicated) of the Owned Securities (as indicated), has sole voting power (subject to the voting provision contained in the Subscription Agreement made between the Shareholder, its wholly-owned subsidiary and Consolidated Thompson dated June 2009) (the “CLM Subscription Agreement”) and has exclusive right of disposition and sole power to agree to all of the matters set forth in this Agreement. The Shareholder has, and will have at the time the Shareholder votes (or causes to be voted) all of its Owned Securities at any meeting of Consolidated Thompson securityholders pursuant to the terms of this Agreement, good title to its Owned Securities, free and clear of any and all Liens (as defined below) except for transfer restrictions imposed by applicable securities Laws (as defined below). Other than the Owned Securities, no Consolidated Thompson Shares or other securities of Consolidated Thompson or securities convertible into or exchangeable for or otherwise exercisable to acquire securities of Consolidated

Thompson (including Consolidated Thompson Warrants, Consolidated Thompson Convertible Debentures or Consolidated Thompson Bonds, in each case as defined below) are beneficially owned by the Shareholder or for which voting or dispositive power is granted to the Shareholder or to any trust or associate thereof for the benefit of the Shareholder, directly or indirectly, and the Shareholder does not have any right nor is party to any agreement capable of becoming a right to acquire any such securities.

(b)

the Shareholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by Cliffs, this Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity;

(c)

the Shareholder is a corporation validly subsisting and has all necessary corporate power and authority to execute and deliver this Agreement resulting from its acceptance hereof and to perform its obligations hereunder;

(d)

neither the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby nor the compliance by the Shareholder with any of the provisions hereof will:

(i)

result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) (or give rise to any third party right of purchase or right of first refusal) under any provision of any of the constating documents of the Shareholder or under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, contract, licence, agreement, lease, permit or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of its properties or assets (including the Owned Securities) may be bound or subject; or

(ii)

subject to compliance with any approval or Law contemplated by the Arrangement Agreement, violate or conflict with any judgement, order, notice, decree, statute, Law, ordinance, rule or regulation applicable to the Shareholder or any of its properties or assets;

(e)

other than the CLM Subscription Agreement, the Shareholder has not previously granted or agreed to grant any power of attorney or attorney in fact, proxy or other right to vote in respect of its Owned Securities or entered into any voting trust, or pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind as to its Owned Securities.

For the purpose of this Agreement:

“Consolidated Thompson Bonds” means the aggregate US$100,000,000 8.5% senior secured bonds of Consolidated Thompson due January 27, 2017;

“Consolidated Thompson Convertible Debentures” means the aggregate US$230,000,000 5.0% convertible unsecured subordinated debentures of Consolidated Thompson due November 30, 2017, convertible into Consolidated Thompson Shares at an initial conversion price of US$15.2439;

“Consolidated Thompson Warrants” means any existing warrant to purchase Consolidated Thompson Shares outstanding as at the date hereof;

“Governmental Entity” means any (a) multinational, federal, provincial, territorial, state, municipal, local or other governmental or public department, central bank, court, commission, commissioner (including the Commissioner of Competition appointed pursuant to the Competition Act (Canada)), tribunal (including the Competition Tribunal established under the Competition Tribunal Act (Canada)), board, bureau, agency or instrumentality, domestic or foreign, (b) any subdivision or authority of any of the foregoing, (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above, or (d) stock exchange, automated quotation system, self regulatory authority or securities regulatory authority;

“Law” or “Laws” means all federal, state and provincial codes, conventions, laws, ordinances, policies, by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgements, injunctions, determinations, awards, decrees or other requirements and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity or self-regulatory authority (including the Toronto Stock Exchange), and the term “applicable” with respect to such Laws and in a context that refers to one or more Parties, means such Laws as are applicable to such Party or its business, undertaking, property or securities and emanate from a person having jurisdiction over the Party or Parties or its or their business, undertaking, property or securities; and

“Liens” means any pledges, claims, liens, charges, options, hypothecs, mortgages, security interests, restrictions, adverse rights, prior assignments, leases, subleases, rights to possession or any other encumbrances, rights or restrictions of any kind or nature whatsoever which affect by way of a conflicting ownership interest or otherwise, the right, title or interest in or to any particular property;

All other capitalized terms not otherwise defined hereunder shall have the meanings ascribed thereto in the Arrangement Agreement.

4.	Shareholder Obligations

(a)	The Shareholder hereby represents and warrants to Cliffs and covenants in favour of Cliffs that until the termination of this Agreement in accordance with Section 4, the Shareholder shall not:

(i)

sell, transfer, gift, assign, pledge, hypothecate, encumber, convert or otherwise dispose of any of its Owned Securities (or permit any of the foregoing with respect to any of its Owned Securities) (“Disposition”), provided that the Shareholder shall have the right to transfer or sell the Owned Securities to an “affiliate” (as defined below) provided that the Shareholder shall remain bound by the terms of this Agreement in respect of any Owned Securities so transferred and shall cause any such affiliate to agree in writing in favour of Cliffs to be bound by the terms of this Agreement as if it were a party hereto; or

(ii)

except as contemplated by this Agreement, grant (or permit to be granted) any proxies or powers of attorney or attorney in fact, or deposit (or permit to be deposited) the Owned Securities into a voting trust or enter into a voting agreement, understanding or arrangement with respect to the voting of such Owned Securities.

In furtherance of the foregoing, the Shareholder agrees that any Disposition of the Owned Securities in violation of this Agreement shall be void and of no force or effect. For the purpose of this Agreement, “affiliate” has the meaning ascribed thereto in the Securities Act (Ontario), as it may be amended from time to time for all purposes thereof other than for the purpose of Part XX thereof.

(b)

The Shareholder in its capacity as a shareholder of Consolidated Thompson (and, for greater certainty, no provision of this Agreement shall prohibit the nominee of the Shareholder elected as a director of Consolidated Thompson from complying with his fiduciary duties in his capacity as a director of Consolidated Thompson, subject to the Arrangement Agreement), agrees that, until the time when this Agreement is terminated pursuant to the terms of this Agreement (“Expiry Date”), it shall, and shall cause its trustees, investment bankers, lawyers, accountants, consultants or other agents or advisors (the “Shareholder Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to an Acquisition Proposal. Until the Expiry Date, the Shareholder shall not, and shall not authorize, instruct or knowingly permit any Shareholder Representatives to, directly or indirectly (however, nothing in this Agreement shall prevent the Shareholder’s legal counsel from acting for any other person on any matter unrelated to the transactions contemplated by the Arrangement Agreement):

(i)	encourage, solicit, facilitate or initiate the submission of any Acquisition Proposal; or

(ii)	knowingly participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate in any way with, any Acquisition Proposal; or

(iii)	enter into any agreement relating to any Acquisition Proposal.

In addition, from the date hereof until any termination of this Agreement in accordance with its terms, the Shareholder shall promptly advise Cliffs, orally and in writing, and in no event later than the later of 48 hours and one Business Day after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Shareholder in respect of any Acquisition Proposal, and shall, in any such notice to Cliffs, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the material terms and conditions of any proposals or offers or the nature of any inquiries or contacts and thereafter shall promptly keep Cliffs fully informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests and of the status of any such discussions or negotiations, to the extent permitted by applicable laws.

(c)	Provided that this Agreement has not been terminated in accordance with its terms, the Shareholder hereby irrevocably undertakes, until the Expiry Date:

(i)

to vote (or cause to be voted) all the Owned Securities at any meeting of securityholders of Consolidated Thompson however so called, or any adjournment thereof, and in any action by written consent in lieu of a meeting:

(A)	in favour of the approval, consent, ratification and adoption of the Transaction (and any actions required in furtherance thereof);

(B)

against any action that is intended or would reasonably be expected to impede, interfere with, delay, postpone or discourage the Transaction, including, for greater certainty, against any Acquisition Proposal; and

(C)	against any action that would result in any breach of any representation, warranty, covenant or agreement or any other obligation of Consolidated Thompson in the Arrangement Agreement,

Any such vote shall be cast (or consent shall be given) by the Shareholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of reordering the results of such vote (or consent). From the date hereof to the Expiry Date, the Shareholder hereby appoints Cliffs as attorney in fact (which appointment is unconditional, irrevocable and is coupled with an interest) for and on its behalf to execute, if permitted, a proxy or, otherwise, a voting instruction form, appointing such person designated by Cliffs to attend and act on behalf of the Shareholder at any meeting of securityholders of Consolidated Thompson in respect of any of the matters in respect of this Section 4(c)(i) and to act on behalf of the Shareholder on every action or approval by written consent of the Shareholder in respect of such matters and, if pursuant to this power of attorney Cliffs has executed and not revoked a proxy or voting instruction form in respect of such a meeting, then in such circumstances the Shareholder shall not be responsible for voting under this Section 4(c) (i).

(ii)

notwithstanding Section 4(c)(i), upon the request or direction of Consolidated Thompson and without further consideration, the Shareholder shall, no later than 15 days prior to any meeting of securityholders of Consolidated Thompson in respect of any of the matters referred to in Section 4(c)(i), execute and deliver (or cause to be executed and delivered), if permitted, a proxy or, otherwise, a voting instruction form in connection with such meeting that: (A) appoints such person designated by Cliffs to attend and act on behalf of the Shareholder at such meeting; and (B) instructs such Owned Securities be voted at such meeting in accordance with Section 4(c)(i);

(iii)

not to, without prior written consent of Cliffs, (A) revoke any proxies or voting instruction forms executed and delivered pursuant to this Agreement; (B) amend or terminate any agreement pursuant to which the Shareholder has beneficial ownership of any Owned Securities; (C) make or join in any proposal made by any of Consolidated Thompson’s shareholders; or (D) requisition or join in the requisition of any meeting of the securityholders of Consolidated Thompson for the purpose of considering any resolution with respect to any of the matters referred to in Section 4(c)(i);

(iv)

not to indirectly do that which it may not do directly in respect of the restrictions on its rights with respect to its Owned Securities pursuant to this Article 4, including, but not limited to, the sale of any direct or indirect holding company of the Shareholder or the granting of a proxy on any of its Owned Securities of any direct or indirect holding company of the Shareholder which would have, indirectly, the effects prohibited by this Article 4;

(v)

other than the CLM Subscription Agreement, it will not enter into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders of Consolidated Thompson or give consents or approvals of any kind with respect to the Owned Securities, other than to Cliffs pursuant to the provisions of this Agreement;

(vi)

to cooperate with Cliffs and, at the expense of Cliffs, do all things that Cliffs may reasonably request to give effect to this Agreement and its purposes, including executing and delivering such additional documents, making such filings as Cliffs may reasonably request (but Cliffs shall indemnify the Shareholder for all losses, damages or costs suffered or incurred by the Shareholder as a result thereof), and not to do anything to frustrate or hinder the consummation of the Transaction.

Notwithstanding anything to the contrary, the above provisions shall not prohibit the Shareholder from participating in discussion in respect of or responding to any Acquisition Proposal to the extent that Consolidated Thompson is allowed to respond to or participate in discussion in respect of any Acquisition Proposal pursuant to the Arrangement Agreement.

5.	Other Agreements, Acknowledgments and Covenants

(a)	The Shareholder and Cliffs agree:

(i)

to a copy of this Agreement being provided to Consolidated Thompson and details of this Agreement being set out in any information circular produced by Consolidated Thompson or Cliffs in connection with the Transaction;

(ii)	to this Agreement being available for inspection to the extent required by Law and to being filed and made publicly available on SEDAR; and

(iii)

that an award of monetary damages would not be an adequate remedy for any loss incurred by reason of any breach of this Agreement and that, in the event of any breach or threatened breach of this Agreement by any party hereto, the other party will be entitled to seek equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach or threatened breach of this Agreement by the breaching party but will be in addition to all other remedies available at law or in equity to the other party.

(b)	The Shareholder shall not, and hereby agrees not to:

(i)	exercise any dissent rights and waives any rights of appraisal, or rights to dissent from the Transaction that the Shareholder may have; or

(ii)

commence or participate in, and shall, and hereby agrees to, take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Consolidated Thompson or any of its subsidiaries (or any of its successors) relating to the negotiation, execution and delivery of this Agreement or the Arrangement Agreement or the consummation of the Transaction.

(c)

The Shareholder hereby covenants and agrees not to issue any press release or make any other public statement with respect to this Agreement, the Arrangement Agreement or any of the transactions contemplated hereby or thereby without the prior written consent of Cliffs, except as may be required by any Law, judgment, writ or injunction of any Governmental Authority applicable to the Shareholder.

(d)

Until any termination of this Agreement in accordance with its terms, the Shareholder shall promptly notify Cliffs of the number of Consolidated Thompson Shares or other Consolidated Thompson securities or rights to acquire Consolidated Thompson securities, if any, as to which the Shareholder acquires direct or indirect registered or beneficial ownership or for which voting or dispositive power is granted to the Shareholder or to any trust or associate thereof for the benefit of the Shareholder, in each case after the date hereof. Without limiting the generality of any other provisions of this Agreement, in the event of any share split, share dividend or other change in the capital structure of Consolidated Thompson affecting the Consolidated Thompson Shares, the number of Consolidated Thompson Shares constituting Owned Securities shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional Consolidated Thompson Shares or other securities of Consolidated Thompson issued to the Shareholder in connection therewith.

6.	Termination

(a)

This Agreement shall terminate and be of no further force or effect on the earlier of: (i) the Effective Time; (ii) the date on which the Arrangement Agreement terminates in accordance with its terms (including pursuant to Section 8.02(1)(d)(i) or Section 8.02(1)(e) thereof); (iii) the Outside Date, which for the purpose of this Agreement means April 29, 2011, or such later date as the same be extended to in accordance with the terms of the Arrangement Agreement provided, however, in no event shall the Outside Date be extended beyond July 29, 2011; (iv) the date that there is a Change of Recommendation by the Board of Directors of Consolidated Thompson (the “Board”) or the Board has determined and publicly announced that there is a Superior Proposal after the period relating to the right to match of Cliffs under section 7.02(1)(d) of the Arrangement Agreement has expired; (v) the date that Cliffs or Consolidated Thompson commences an action, lawsuit or proceeding by or before a Governmental Entity with respect to validity of the termination, or the purported termination, of the Arrangement Agreement; and (vi) the date on which Cliffs is in material breach of its representations, warranties or covenants under this Agreement.

(b)

The obligations of each party to this Agreement shall automatically terminate upon the termination of this Agreement in accordance with its terms, provided that each party shall be responsible and remains liable for any breach of this Agreement by such party occurring prior to the termination of this Agreement.

7.	Miscellaneous

(a)	The headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

(b)	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

(c)

This Agreement (including the schedule attached to this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof.

(d)

Any provision in this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Shareholder and Cliffs or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise.

(e)

Any date, time or period referred to in this Agreement shall be of the essence except to the extent to which Cliffs and the Shareholder agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

(f)	Except as otherwise contemplated herein, each of Cliffs and the Shareholder shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

(g)

All notices and other communications which may be or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally, by facsimile or by e-mail, in each case addressed to the particular party at:

(i)	If to Cliffs, at:

Cliffs Natural Resources Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114

Attention:	P. Kelly Tompkins
Facsimile:	(216) 694-6509
E-Mail:	kelly.tompkins@cliffsnr.com

with a copy to:

Blake, Cassels & Graydon LLP
Box 25, Commerce Court West
199 Bay Street
Toronto, Ontario M5L 1A9

Attention:	Tom McKee
Chris Hewat

Facsimile:	(416) 863-2653
E-Mail:	tom.mckee@blakes.com
chris.hewat@blakes.com

- and -

Jones Day
222 E. 41st Street
New York, NY 10017

Attention:	Robert Profusek
James Dougherty

Facsimile:	(212) 755-7306
E-Mail:	raprofusek@jonesday.com
jpdougherty@jonesday.com

(ii)	If to the Shareholder at:

Wuhan Iron and Steel (Group) Corporation

Attention:	Huang Xu Bing
Facsimile:	+86 2786488754
E-Mail:	hxbwdfx@126.com

with a copy to:	McCarthy Tétrault LLP

Attention:	Joyce Lee
Facsimile:	+1 604 6225628
E-Mail:	jlee@mccarthy.ca

with a copy to:

Consolidated Thompson Iron Mines Ltd.
508-1155 University Avenue
Montreal, Quebec H3B 5A7

Attention:	Brian Tobin, President, Chief Executive Officer and Executive Chairman

Valery Zamuner, General Counsel, Corporate Secretary and Vice-President of Legal
Facsimile:	(514) 393 -9041
E-Mail:	b.tobin@consolidatedthompson.com
v.zamuner@consolidatedthompson.com

with a copy to:

Frasner Milner Casgrain LLP
77 King Street West, Suite 400
Toronto, Ontario M5K 0AI

Attention:	Sander A.J.R. Grieve
Facsimile:	(416) 863-4592
E-Mail:	zander.grieve@frasnerlaw.com

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or transmission thereof.

(i)

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(j)

The Shareholder acknowledges that it has entered into this Agreement willingly with full knowledge of the obligations imposed by the terms of this Agreement. The Shareholder further acknowledges that he, she or it has been afforded the opportunity to obtain independent legal advice and confirms by the execution of this Agreement that he, she or it has either done so or waived his, her or its right to do so, and agrees that this Agreement constitutes a binding legal obligation and that he, she or it is estopped from raising any claim on the basis that he, she or it has not obtained such advice.

(k)

The provisions of this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto, except that Cliffs may, upon giving notice to the Shareholder, assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement to an affiliate, without reducing its own obligations hereunder, without the consent of the Shareholder.

(l)

All representations, warranties and covenants of the Shareholder and Cliffs contained in this Agreement shall survive the execution hereof, but shall terminate and expire on the earlier of the Effective Date (as defined below) and the date on which this Agreement is terminated in accordance with its terms provided that each party shall be responsible and remains liable for any breach of this Agreement by the party occurring prior to the termination of this Agreement. For the purpose of this Agreement, “Effective Date” means the date upon which the Arrangement becomes effective.

(m)

This Agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party submits to the exclusive jurisdiction of the courts of competent jurisdiction in the Province of Ontario in respect of any action or proceeding relating to this Agreement. The parties shall not raise any objection to the venue of any proceedings in any such court, including the objection that the proceedings have been brought in an inconvenient forum.

(n)

The parties waive any right to trial by jury in any proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement present or future and whether sounding in contract, tort or otherwise. Any party may file a copy of this provision with any court as written evidence of the knowing, voluntary and bargained for agreement between the parties irrevocably to waive trial by jury, and that any proceeding whatsoever between them relating to this Agreement or any of the transactions contemplated by this Agreement shall instead be tried by a judge or judges sitting without a jury.

(o)	The parties agree that this Agreement only binds the Shareholder in respect of any shares (or securities convertible into shares) of Consolidated Thompson and the

Shareholder’s interests therein and for clarification, this Agreement does not impose any obligation on the Shareholder or any of its subsidiaries or affiliates in respect of their other contractual interests or relationships with Consolidated Thompson or any of Consolidated Thompson’s subsidiaries or affiliates nor does this Agreement in any other way affects the interests of the Shareholder or any of its subsidiaries or affiliates therein, including but not limited to the Shareholders’ direct or indirect offtake rights and other rights in respect of the Bloom Lake Iron Ore project or the Lamelee-Peppler project.

(p)

This Agreement is executed in both English and Chinese. However, the parties agree that the Chinese is for reference only, and in case of any discrepancies between the English and Chinese versions, the English version shall prevail after taken into account the meaning of the Chinese provision.

(q)	This Agreement may be executed by facsimile or other electronic means and in one or more counterparts, all of which shall be considered one and the same agreement.

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This Agreement has been agreed and accepted on the date hereof.

CLIFFS NATURAL RESOURCES INC.

By:

/s/ Joseph A. Carrabba
	Name:	Joseph A. Carrabba
	Title:	Chairman, President, Chief Executive Officer

WUHAN IRON AND STEEL (GROUP) CORPORATION

By:

/s/ Yin Xiao Peng
	Name:	Yin Xiao Peng
	Title:	Managing Director, General Manager of Mineral Corp. Ltd. of WUHAN IRON AND STEEL (GROUP) CORPORATION

SCHEDULE A

OWNED SECURITIES

SHAREHOLDER	TOTAL SHARES HELD	REGISTERED SHARES	BENEFICIAL SHARES
WUHAN IRON AND STEEL (GROUP) CORPORATION	45 214 711		45 214 711